SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 20, 2009

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Debtor-In Possession Credit Agreement dated as of May 19, 2009 by and among Pacific Ethanol Holding Co. LLC, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton, LLC, Pacific Ethanol Magic Valley, LLC, WestLB AG, Amarillo National Bank and the Lenders referred to therein

Each of Pacific Ethanol Holding Co. LLC, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton, LLC and Pacific Ethanol Magic Valley, LLC (collectively, the “Borrowers”), each indirect wholly-owned subsidiaries of Pacific Ethanol, Inc. (the “Company”), entered into a Debtor-In Possession Credit Agreement dated as of May 19, 2009 (the “Credit Agreement”) with WestLB AG, Amarillo National Bank and the Lenders referred to therein (the “DIP Lenders”).

The Credit Agreement provides for a super-priority non-amortizing revolving credit facility (“DIP Revolving Loans”) not to exceed $20,000,000, of which $7,000,000 (the “DIP Revolving Interim Commitment”) is immediately available.  The Credit Agreement also provides for a 1.50:1.00 dollar conversion (calculated on the basis of a one and one-half dollar of DIP Roll-Up Loans for each dollar of DIP Revolving Loans provided by the DIP Lenders) in respect of certain outstanding term loans (“DIP Roll-Up Loans”) under the Borrowers’ prior credit facility beneficially owned by each applicable DIP Lender in an aggregate principal amount not to exceed $30,000,000, of which up to $10,500,000 shall convert concurrently with the funding of the DIP Revolving Interim Commitment.  At Borrowers’ election, they may draw either Eurodollar Loans (“Eurodollar Loans”) or Base Rate Loans (“Base Rate Loans”) under the credit facility.

The maturity date of the DIP Revolving Loans is the earliest of (a) six (6) months after the closing date under the Credit Agreement, (b) the acceleration of all or any portion of the obligations under the Credit Agreement, (c) the first business day on which the bankruptcy court’s interim order expires by its terms or is terminated, unless the final order shall have been entered and become effective prior thereto, (d) the conversion of any of the Chapter 11 cases applicable to the Borrowers to a case under Chapter 7 of the Bankruptcy Code unless otherwise consented to in writing by the DIP Lenders, (e) the dismissal of any of the Chapter 11 cases unless otherwise consented to in writing by the DIP Lenders, and (f) the effective date of any Borrower’s plan of reorganization confirmed in the Chapter 11 cases (as applicable, the “Maturity Date”).

Interest accrued on each of the DIP Revolving Loans is payable, without duplication, (a) on the Maturity Date, (b) with respect to Eurodollar Loans, on the last day of each applicable interest period or, if applicable, any date on which such Eurodollar Loan is converted to a Base Rate Loan, (c) with respect to Base Rate Loans, on a specified monthly payment date or, if applicable, any date on which such Base Rate Loan is converted to a Eurodollar Loan, and (d) with respect to any DIP Revolving Loan, on any date when such DIP Revolving Loan is prepaid under the Credit Agreement.  Interest accrued on each Roll-Up Loan shall be payable on the Maturity Date. Interest accrued on any loans or other monetary obligations after the date such amount is due and payable is payable upon demand.

Eurodollar Loans accrue interest at a rate equal to to the rate per annum obtained by dividing (x) LIBOR for the applicable interest period and such Eurodollar Loan, by (y) a percentage equal to (i) 100% minus (ii) the Eurodollar Reserve Percentage for such interest period.  Eurodollar Reserve Percentage means the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any DIP Lender, under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding.  The Eurodollar Loan rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

Base Rate Loans accrue interest at a rate equal to a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus one-half of one percent (0.50%), (ii) the rate of interest in effect for such day as publicly announced from time to time by WestLB as its “prime rate” and (iii) LIBOR plus one percent (1%).  Any change in such rate announced by WestLB shall take effect at the opening of business on the day specified in the public announcement of such change.

The Borrowers are responsible for the fees and expenses of the DIP Lenders, payable on demand, including all reasonable fees, costs and expenses.  The Credit Agreement also provides for a structuring fee of one percent (1%) of the total loan commitment.  In addition, the Credit Agreement provides for monthly fees equal to two percent (2%) per annum on the average daily amount by which the total loan commitment exceeds the outstanding amount of the DIP Revolving Loans during the immediately preceding month.

The Borrowers’ obligations under the Credit Agreement are secured by a fully perfected first priority security interest in and liens upon substantially all of the Borrowers’ assets.  The Credit Agreement contains other customary representations, warranties, covenants and other obligations.

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Pledge and Security Agreement dated as of May 19, 2009 by and among Pacific Ethanol California, Inc., Pacific Ethanol Holding Co. LLC and WestLB AG

Each of Pacific Ethanol California, Inc. (“PE California”) and Pacific Ethanol Holding Co. LLC (“PE Holding”), each a direct or indirect wholly-owned subsidiary of the Company, entered into a Pledge and Security Agreement dated as of May 19, 2009 (the “Security Agreement”) with WestLB AG. The Security Agreement secures all obligations owed under the Credit Agreement. The collateral covered by the Security Agreement includes PE California’s ownership interest in PE Holding.  The Security Agreement contains other customary representations, warranties, covenants and other obligations.

The description of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Security Agreement, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Debtor-In Possession Credit Agreement dated as of May 19, 2009 by and among Pacific Ethanol Holding Co. LLC, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton, LLC, Pacific Ethanol Magic Valley, LLC, WestLB AG, Amarillo National Bank and the Lenders referred to therein (*)

10.2	Pledge and Security Agreement dated as of May 19, 2009 by and among Pacific Ethanol California, Inc., Pacific Ethanol Holding Co. LLC and WestLB AG (*)

_______________ * Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2009	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

EXHIBITS FILED WITH THIS REPORT

Number	Description

10.1
Debtor-In Possession Credit Agreement dated as of May 19, 2009 by and among Pacific Ethanol Holding Co. LLC, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton, LLC, Pacific Ethanol Magic Valley, LLC, WestLB AG, Amarillo National Bank and the Lenders referred to therein

10.2	Pledge and Security Agreement dated as of May 19, 2009 by and among Pacific Ethanol California, Inc., Pacific Ethanol Holding Co. LLC and WestLB AG